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                                                                   EXHIBIT 10.8

                                      NOTE

$46,673,225                                                     August 11, 1998

         For value received, EASTLAND MALL LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at Two World Financial Center, Building B, New York, New York 10281-1198 ("Maker"), promises to pay to the order at THE CAPITAL COMPANY OF AMERICA LLC, a Delaware limited liability company, at its principal place of business at Two World Financial Center, Building B, New York, New York 10281-1198 ("Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of Forty Six Million Six Hundred Seventy Three Thousand Two Hundred Twenty Five Dollars ($46,673,225), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), in installments as follows:

         A. A payment on the date hereof, representing interest from the date hereof through September 10, 1998;

         B. A constant payment of $358,876.72 (the "Monthly Debt Service Payment Amount"), on the eleventh day of October, 1998 and the eleventh day of each calendar month thereafter up to and including the eleventh day of August, 2028; each of such payments, subject to the provisions of Section 2.2.3 of the Loan Agreement (hereinafter defined), to be applied (i) to the payment of interest computed at the rate aforesaid; and (ii) the balance applied toward the reduction of the principal sum; and

         C. The balance of such principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of September, 2028 (the "Maturity Date").

         1. Interest on such principal sum shall be calculated on the basis of the actual number of days elapsed over a 360 day year. The Monthly Debt Service Payment is based on the Interest Rate and a 360 month amortization schedule. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all expenses, costs and charges incurred in collection or enforcement hereof, including, without limitation, reasonable attorneys' fees and court costs. As used herein, the term "attorneys' fees" shall mean attorney's fees which were incurred at standard hourly rates without regard to any statutory presumption.

         2. For purposes of this Note: (i) the term "Applicable Interest Rate" shall mean (A) from the date of this Note to but not including the Optional Prepayment Date (hereinafter defined), a rate of eighty and fifty hundredths percent (8.50%) per annum (the "Interest Rate") and (B) from and after the Optional Prepayment Date through and including the date this Note is paid in full, a fixed rate per annum equal to the greater of (x) the Interest Rate plus five percent (5%) and (y) the Treasury Rate (hereinafter defined) plus seven and thirty five hundredths percent (7.35%); (ii) the term "Optional Prepayment Date" shall mean September 11, 2008; (iii) the term "Treasury Rate" shall mean, as of the Optional Prepayment Date, the linear interpolation of the bond equivalent yields as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Governmental Securities/Treasury Constant Maturities" (or such other recognized source of financial market information as Payee shall select) for the week ending prior to the Optional Prepayment Date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the remaining term of this


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Note as of the Optional Prepayment Date; (iv) the term "Default Rate" shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate or the Revised Interest Rate, as applicable, compounded monthly; and (v) the term "Late Payment Charge" shall mean, for any amount due under the Loan Documents which is not paid within fifteen (15) days of the date when such amount is delinquent in accordance with N.C. Gen. Stat. Section 24-10.1, an amount equal to the lesser of (A) 4% of such amount or (B) the maximum amount permitted by applicable law.

         3. This Note is evidence of that certain loan made by Payee to Maker and is executed pursuant to the terms and conditions of that certain loan agreement dated as of August 11, 1998 between Maker and Payee (the "Loan Agreement"). This Note is secured by and entitled to the benefits of, among other things, the Deed of Trust and the other Loan Documents (as such terms are defined in the Loan Agreement). Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. Except for Section 10.1 of the Loan Agreement, no reference herein to and no provision of any other Loan Document shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds descried herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon, the Unreturned Premium Consideration and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due or upon the happening of any other Event of Default.

         5. This Note may not be prepaid before the Optional Prepayment Date (except in connection with a Casualty/Condemnation Prepayment under Section
2.3.2 of the Loan Agreement). If prior to the Optional Prepayment Date (i) Maker shall (notwithstanding such prohibition of prepayment) tender, and Payee shall, in its sole discretion, elect to accept, payment of all or part of the Debt, or
(ii) the Debt is accelerated by reason of an Event of Default, then the Debt shall include, and Payee shall be entitled to receive, in addition to the outstanding principal and accrued interest, the Unreturned Premium Consideration and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium, if any, that would be required in connection with a Defeasance if a Defeasance were to occur at the time of Payee's acceptance of such tender or other receipt of the Debt (through foreclosure or otherwise), as the case may be.

         6. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker of Payee, but only by agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

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         7. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent or to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.

         8. It is expressly agreed that recourse against Maker for failure to perform and observe its obligations contained in this Note shall be limited as and to the extent provided in Section 10.1 of the Loan Agreement.

         9. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

         10. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11. The proceeds of this Note will be used for purposes specified in 815 ILCS 205/4, and the Debt constitutes a "business loan" within the purview of that section.

         12. This Note, and all the Lender's rights, title, obligations and interests therein and under the Loan Agreement and any of the Loan Documents, may be assigned by Payee at any time in its sole discretion. Upon such assignment, all references to Payee in this Note and in the Loan Documents shall be deemed to refer to such assignee or successor in interest. Maker may not assign this Note or any interest therein, or under the Loan Documents.

                       [Signatures on the following page]


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Maker has duly executed this Note as of the day and year first above written.

                                       MAKER:

                                       EASTLAND MALL LIMITED PARTNERSHIP,
                                       a Delaware limited partnership

                                       By:  EASTLAND RETAIL CORP., a
                                            Delaware corporation, its sole
                                            general partner

                                            By: /s/ Gabriel Boyar
                                                --------------------------
                                            Name:    Gabriel Boyar
                                            Title:   Vice President

         Affix corporate seal

                                            Attest: /s/ Janine Schiavi
                                                    ----------------------
                                            Name:    Janine Schiavi
                                            Title:   Secretary


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Pay to the order of___________________________ without representation, recourse or warranty.

                                            THE CAPITAL COMPANY OF AMERICA LLC,
                                            a Delaware limited liability company


                                            By: /s/ Stuart Silberberg
                                                --------------------------
                                            Name:    Stuart Silberberg
                                            Title:   Director